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                                                                  Exhibit 5.1

                                                       March 19, 1997

Hamilton Bancorp Inc.
3750 N.W. 87th Avenue
Miami, Florida 33178

      Re: Hamilton Bancorp Inc. - Initial Public Offering of Common Stock

Gentlemen:

      On January 24, 1997, Hamilton Bancorp Inc., a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (No. 333-20435) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by the Company of up to 2,300,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

      In connection therewith, we have examined and relied upon copies of (i) the Company's Amended and Restated Articles of Incorporation and Bylaws, (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares to be sold by the Company and related matters;
(iii) the Registration Statement and all amendments and exhibits thereto; and
(iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original
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Hamilton Bancorp Inc.
March 19, 1997
Page 2

documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

      Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                  Sincerely,

                                                  GREENBERG, TRAURIG, HOFFMAN,
                                                  LIPOFF, ROSEN & QUENTEL, P.A.


                                                  By: /s/ Robert L. Grossman
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